Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Announces Strategic Organizational Realignment

to Accelerate Growth and Innovation

WEST ORANGE, N.J., March 31, 2026 (GLOBE NEWSWIRE) -- Bel Fuse Inc.® (Nasdaq: BELFA and BELFB) (“Bel” or the “Company”) a leading global manufacturer of electronic components, systems and  solutions, today announced a strategic realignment of its business units. This transformation is purposefully designed to deliver holistic solutions that address our customers’ evolving needs. By transitioning from a product-centric to an end-market-centric organization, we are sharpening our market focus, accelerating innovation, and elevating customer engagement across Bel’s key end markets. This strategic shift enables us to provide comprehensive, value-driven offerings that support our customers’ long-term success.

New Business Unit Structure

Effective immediately, Bel will operate through two focused business units organized by end market:

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The Aerospace, Defense & Rugged Solutions business unit (~$369M, or 55% of Bel’s 2025 sales) incorporates the previous Connectivity Solutions and Enercon businesses. This unit is dedicated to delivering innovative solutions for aerospace, defense, space, oil and gas, outdoor broadcasting, agriculture and other rugged environment applications. By bringing together these legacy units, Bel will continue to build on its tradition of excellence and innovation for customers operating in mission-critical environments, while providing product-agnostic access to Bel’s entire portfolio.

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The Industrial Technology & Data Solutions business unit (~$307M, or 45% of Bel’s 2025 sales) integrates the pre-Enercon Power Solutions and Protection and Magnetic Solutions business units. This consolidation is focused on serving the industrial, medical, semiconductor, transportation, and data solutions end markets. By combining these legacy units, the new business unit is positioned to address demanding performance and reliability requirements across a wider range of applications, while enabling customers in these markets to access all Bel products without restriction.

This transformation not only aligns Bel’s resources and expertise with key end markets, but also ensures that all customers—regardless of industry—can benefit from Bel’s complete range of technologies and solutions.

Leadership Appointments

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Steve Dawson has been appointed EVP & President, Industrial Technology & Data Solutions. Dawson joined Bel Fuse in 2014 and has served as President of the Power Solutions and Protection business, where he demonstrated outstanding leadership in setting strategic direction, fostering innovation, and building strong partnerships with customers and suppliers. Under his guidance, the division achieved significant improvements in operational efficiency and profitability while maintaining Bel’s reputation for high-quality products.

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Tom Smelker has been appointed EVP & President, Aerospace, Defense & Rugged Solutions. Smelker joined Bel Fuse in January 2026, bringing extensive industry experience including management of a $400+ million P&L across ten sites at Mercury Systems. His expertise spans ruggedized computing, RF systems, secure microelectronics, and space technologies for defense and commercial aerospace — all closely aligned with Bel’s strategic focus.

“This realignment reflects our commitment to driving sustainable growth and delivering greater value to our customers,” said Farouq Tuweiq, CEO of Bel Fuse Inc. “By consolidating into two end market-focused business units, we are refining our approach to market opportunities, driving innovation, and strategically positioning Bel to capture emerging prospects across the dynamic industries we serve. We are confident this structure will empower faster decision-making, strengthen customer partnerships and drive Bel toward a future of robust, long-term growth.”

About Bel

Bel (www.belfuse.com) designs, manufactures, and markets critical electronic components, systems and solutions for customers in aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

Company Contact:
Lynn Hutkin
Chief Financial Officer
ir@belf.com

Investor Contact:
Three Part Advisors
Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339
jyoung@threepa.com; shooser@threepa.com